Exhibit 99.1

iPower Inc Doubles Warehouse Capacity

with New Facility in California.

Duarte, CA, August 2, 2021 - iPower Inc. (Nasdaq:IPW), one of the leading online hydroponic equipment suppliers and retailers in the United States, today announced that it has entered into an agreement to lease a new warehouse and logistics facility in Rancho Cucamonga, CA.

“With the ongoing strong demand for hydroponics products and accessories, our need for world class distribution and logistics facilities has been increasing rapidly,” stated Chenlong Tan, CEO of iPower. “This newly built state of the art facility will have approximately 100,000 sq ft of useable space and is strategically located near an international airport in Ontario, CA. Our new facility will more than double our current warehouse capacity and will help support our robust growth plans.”

About iPower Inc.

iPower Inc. is one of the leading online retailers and suppliers of hydroponics equipment and accessories in the United States. iPower offers thousands of stock keeping units from its in-house brands as well as hundreds of other brands through its website, www.zenhydro.com, and its online platform partners all of which are fulfilled from its two fulfillment centers in southern California. iPower has a diverse customer base that includes both commercial businesses and individuals. For more information, visit iPower's website at https://ir.meetipower.com/.

Forward-Looking Statements

All statements other than statements of historical fact in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that iPower believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. iPower undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although iPower believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and iPower cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in iPower’s filings with the SEC.

For more information, please contact:

Sherry Zheng

Weitian Group LLC

Phone: 718-213-7386

Email: shunyu.zheng@weitian-ir.com